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595 South Federal Highway, Suite 500, Boca Raton, FL 33432 • 561-208-7200

FOR IMMEDIATE RELEASE	SYMBOL:DEVC
January 26, 2007	TRADED:Nasdaq

Devcon Announces Management Transition

Boca Raton, FL.—(January 26, 2007)—Devcon International Corp. (NASDAQ: DEVC), a leading regional electronic security services provider, announced today that Stephen J. Ruzika has stepped down as CEO. The Board named its Chairman, Richard C. Rochon, as Acting Chief Executive Officer, while a formal search is conducted for a permanent CEO. Mr. Ruzika will continue as a consultant to the Company under a one-year services agreement.

“Steve has completed a significant part of what we asked him to do - transform Devcon into a security services provider,” said Mr. Rochon. “We value Steve’s continuing contributions to the Company, and believe that Devcon is in extremely competent hands with Ron Lakey now running our day to day operations.”

In late December of 2006, the Company announced that Mr. Lakey, President of Devcon’s Construction and Materials Division, had been appointed President and Chief Operating Officer of Devcon International Corp., as well as President of Devcon Security Services.

Mr. Ruzika stated that “I am glad that I could help transform the Company into a leading regional security services provider. Now is the right time to transfer management to a team that I am confident will provide Devcon with the leadership to take the Company forward. I look forward to being able to focus on strategic matters which in turn should aid Devcon in reaching its long term objectives.”

Mr. Lakey joined Devcon in February 2005 and currently serves as President and Chief Operating Officer of Devcon International Corp. He has over thirteen years of experience in the electronic security services industry. Mr. Lakey, from 1987-1997, served in various capacities and had overall responsibility for ADT Security Services’ (“ADT”) Canadian and European operations. During this time, ADT became the leading security services company in the United States. Previously, from 1984-1987, Mr. Lakey served several years as CFO of Crime Control Inc., prior to its acquisition by ADT in 1987.

About Devcon International

Devcon has three operating divisions. The Security Division, (http://www.devcon-security.com) which provides electronic security services to commercial and residential customers in selected markets, is the eleventh largest security monitoring and alarm company in the U.S. and the second largest in Florida. The Construction Division (http://www.devc.com) dredges harbors, builds marine facilities and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division produces and distributes crushed stone, ready-mix concrete and concrete block on St. Maarten in the Netherlands Antilles and on St. Martin in the French West Indies.

Forward-Looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Item 1A - Risk Factors” in Devcon’s Annual Report on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

For More Information:

Stan Smith (561) 955-7300

Investor Contact:

Richard C. Rochon (561) 955-7300